Exhibit 99.1

Shutterstock Reports Third Quarter 2013 Financial Results

•                  Quarterly revenue increases 41% from prior year period to $59.6 million

•                  Adjusted EBITDA increases 24% to $12.8 million

•                  Quarterly image downloads increase 35% to 25.4 million

•                  Revenue per download increases 4% to $2.35

•                  Collection exceeds 30 million images and 1 million video clips

NEW YORK, NY — November 7, 2013 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery, today announced financial results for the third quarter ended September 30, 2013.

“Shutterstock continues to expand overseas, opening a European headquarters in Berlin, and driving image downloads to an all-time high of more than 25 million during the quarter,” said Founder and CEO Jon Oringer. “To meet these increasing demands for imagery, we’re adding thousands of high-quality images every day, offering more than 30 million in the collection.”

Operating Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	25.4	18.7	72.1	54.6
Revenue per download	$2.35	$2.26	$2.32	$2.20
Images in our collection (end of period)	29.7	21.7	29.7	21.7

Revenue

Revenue for the third quarter was $59.6 million, a 41% increase as compared to $42.3 million in the third quarter of 2012.

Net Income

Net income for the third quarter of 2013 decreased 29% to $6.2 million as compared to $8.7 million in the third quarter of 2012.  Net income in the third quarter of 2012 was not subject to federal and state income tax, as the Company was operating as a limited liability company prior to its reorganization to a Delaware corporation in October 2012, while the current quarter’s net income is taxed at the federal and state income tax levels.

Net income available to common stockholders/members for the third quarter of 2013 was $6.2 million or $0.18 per share on a fully diluted basis as compared to $6.6 million or $0.31 per share on a fully diluted basis in the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $7.3 million or $0.21 per share on a fully diluted basis as compared to $9.4 million or $0.33 per share on a fully diluted basis in the third quarter of 2012. Non-GAAP net income excludes the after tax impact of non-cash equity-based compensation expense;  the Company was not subject to federal and state income tax in the prior year period.

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2013 was $12.8 million, a 24% increase as compared to $10.3 million in the third quarter of 2012.

Cash

The Company’s cash balance was $195.5 million as of September 30, 2013 as compared to $102.1 million as of December 31, 2012.  The Company had no bank debt as of September 30, 2013.  The Company generated $14.6 million of cash from operations in the third quarter of 2013.

On September 19, 2013, the Company sold 1,150,000 million newly issued shares of common stock in conjunction with a follow-on offering, which included a 15% option to purchase additional shares that was exercised in full by the underwriters.  Existing shareholders also sold a total of 4,140,000 million shares in the offering, which also included the 15% option to purchase additional shares.  The Company received approximately $65.9 million, after deductions for underwriters’ discounts and commissions, and before deducting estimated offering expenses payable by us.

Also during the third quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment to support expanded image and video storage capacity and growing network bandwidth needs, and to a lesser extent leasehold improvements, resulting in a cash outlay of approximately $1.8 million.

Free cash flow for the third quarter of 2013 was $12.8 million as compared to $13.4 million in the third quarter of 2012.

Financial Outlook

The Company’s current financial and operating expectations for the fourth quarter of 2013 and full year 2013 are as follows:

Fourth Quarter 2013

•                  Revenue of $64 - $66 million

•                  Adjusted EBITDA of $12.5 - $13.5 million

•                  Non-cash equity-based compensation expense of approximately $2 million

•                  An effective tax rate of approximately 40%

Full Year 2013

•                  We are increasing our expectations for revenue to $231 - $233 million

•                  We are increasing our expectations for adjusted EBITDA to $50 - $51 million

•                  Non-cash equity-based compensation expense of approximately $6.5 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures related to network servers and technology of approximately $5 million

•                  Capital expenditures for non-recurring leasehold improvements related to headquarters office relocation of approximately $10 million

The Company’s current financial and operating expectations for full year 2014 are as follows:

Full Year 2014

•                  Revenue of $300 - $305 million

•                  Adjusted EBITDA of  $68 - $70 million

•                  Non-cash equity-based compensation expense of approximately $18 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures related to network servers and technology of approximately $12 million

Earnings Teleconference Information

The Company will discuss its third quarter 2013 financial results during a teleconference today, November 7, 2013, at 5:00 PM ET.  The conference call can be accessed at (800) 901-5241 or (617) 786-2963 (outside the US), conference ID# 1857 0068.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 7006 5149. The telephone replay will be available from 7:00 PM ET November 7 through November 21, 2013.  Additional investor information can be accessed at http://shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by (used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	6/30/11	9/30/11	12/31/11	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13
	(in millions, except revenue per download)
Number of paid downloads	14.4	14.8	16.2	17.6	18.3	18.7	21.4	22.4	24.3	25.4
Revenue per download	$2.01	$2.10	$2.14	$2.13	$2.22	$2.26	$2.30	$2.28	$2.33	$2.35
Images in collections (end of period)	15.3	16.2	17.4	18.8	20.2	21.7	23.3	25.1	27.3	29.7

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity based compensation, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenue	$126	$—	$291	$—
Sales and marketing	358	—	865	—
Product development	406	—	990	—
General and administrative	962	670	2,276	2,827
Total	$1,852	$670	$4,422	$2,827

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenue	$8	$8	$23	$23
General and administrative	49	55	146	164
Total	$57	$63	$169	$187

Included in the accompanying financial results are expenses related to depreciation of property and equipment, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenue	$623	$400	$1,576	$984
General and administrative	333	265	993	717
Total	$956	$665	$2,569	$1,701

About Shutterstock

Shutterstock is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Shutterstock works closely with its growing contributor community of photographers, videographers, illustrators and designers to curate a global marketplace for royalty-free imagery. Shutterstock adds tens of thousands of rights-cleared images each week, and with more than 30 million images and video clips currently available, the Company recently surpassed 350 million image downloads. Shutterstock also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; and Skillfeed, an online marketplace for learning.  Shutterstock is headquartered in New York City, with offices in Berlin, Chicago, London and San Francisco.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed under the heading “Risk Factors” in the Company’s prospectus filed with the United States Securities and Exchange Commission on September 20, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$195,519	$102,096
Credit card receivables	2,526	1,373
Accounts receivable, net	5,450	1,738
Prepaid expenses and other current assets	25,604	2,008
Deferred tax assets, net	4,347	18,760
Total current assets	233,446	125,975
Property and equipment, net	8,634	5,255
Intangibles assets, net	871	1,040
Goodwill	1,423	1,423
Deferred tax assets, net	12,566	13,239
Restricted cash	2,016	182
Total assets	$258,956	$147,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,248	$2,606
Accrued expenses	19,664	15,606
Contributor royalties payable	9,002	6,984
Deferred revenue	49,929	37,934
Term loan facility	—	6,000
Other liabilities	204	161
Total current liabilities	84,047	69,291
Other non-current liabilities	1,709	889
Total liabilities	85,756	70,180

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,004 and 33,513 shares outstanding as of September 30, 2013 and December 31, 2012, respectively	351	335
Additional paid-in capital	125,912	48,282
Retained earnings	46,937	28,317
Total stockholders’ equity	173,200	76,934
Total liabilities and stockholders’ equity	$258,956	$147,114

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$59,558	$42,260	$167,484	$120,459

Operating expenses:
Cost of revenue	22,936	16,057	64,525	45,882
Sales and marketing	14,947	9,752	40,240	33,085
Product development	5,685	3,795	15,300	10,655
General and administrative	6,076	3,765	16,590	11,943
Total operating expenses	49,644	33,369	136,655	101,565
Income from operations	9,914	8,891	30,829	18,894
Other income (expense), net	20	(3)	29	3
Income before provision for income taxes	9,934	8,888	30,858	18,897
Provision for income taxes	3,740	146	12,238	374
Net income	$6,194	$8,742	$18,620	$18,523
Less:
Preferred interest distributed	—	2,263	—	6,051
Undistributed earnings (loss) to participating stockholder/members	18	(77)	59	(1,419)
Net income available to common stockholders/members	$6,176	$6,556	$18,561	$13,891

Net income (loss) per basic share available to common stockholders/members:
Distributed	$—	$0.32	$—	$0.87
Undistributed	0.18	(0.01)	0.55	(0.20)
Basic	$0.18	$0.31	$0.55	$0.67

Net income (loss) per diluted share available to common stockholders/members:
Distributed	$—	$0.32	$—	$0.87
Undistributed	0.18	(0.01)	0.55	(0.20)
Diluted	$0.18	$0.31	$0.55	$0.67

Weighted average shares outstanding:
Basic	33,692,876	20,849,242	33,522,289	20,849,242
Diluted	34,280,656	20,849,242	34,043,573	20,849,242

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$6,194	$8,742	$18,620	$18,523
Add/(less):
(a) Depreciation and amortization	1,013	728	2,738	1,888
(b) Non-cash equity based compensation	1,852	670	4,422	2,827
(c) Interest (income)/expense, net	(20)	3	(29)	(3)
(d) Provision for income taxes	3,740	146	12,238	374
Adjusted EBITDA (1)	$12,779	$10,289	$37,989	$23,609
Adjusted EBITDA per basic common share	$0.38	$0.49	$1.13	$1.13
Adjusted EBITDA per diluted common share (2)	$0.37	$0.36	$1.12	$0.83

Weighted average basic shares	33,692,876	20,849,242	33,522,289	20,849,242
Weighted average diluted shares (2)	34,280,656	28,338,280	34,043,573	28,338,280

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$6,194	$8,742	$18,620	$18,523
(a) Non-cash equity based compensation	1,852	670	4,422	2,827
(b) Non-cash equity based compensation tax benefit	(697)	(11)	(1,754)	(56)
Non-GAAP net income	$7,349	$9,401	$21,288	$21,294
Non-GAAP net income per basic common share	$0.22	$0.45	$0.64	$1.02
Non-GAAP net income per diluted common share (2)	$0.21	$0.33	$0.63	$0.75

Weighted average basic shares	33,692,876	20,849,242	33,522,289	20,849,242
Weighted average diluted shares (2)	34,280,656	28,338,280	34,043,573	28,338,280

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$14,647	$13,966	$32,461	$32,888
Interest (expense)/income, net	20	(3)	29	3
Capital expenditures	(1,802)	(597)	(4,788)	(3,461)
Free cash flow	$12,825	$13,372	$27,644	$29,424

Adjusted EBITDA	$12,779	$10,289	$37,989	$23,609
Add/(less):
(a) Changes in operating assets and liabilities	(10,693)	3,841	(5,853)	9,770
(b) Provision for income taxes	(3,740)	(146)	(12,238)	(374)
(c) Deferred income taxes	18,213	(96)	15,086	(251)
(d) Excess tax benefit from exercise of stock options	(2,217)	—	(3,226)	—
(e) Provision for doubtful accounts/chargeback reserve	285	81	549	131
(f) Interest (expense)/income, net	20	(3)	29	3
(g) Amortization of financing fees	—	—	125	—
Net cash provided by operating activities	$14,647	$13,966	$32,461	$32,888

(1)         Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, non-cash equity based compensation and other non-cash charges.

(2)         The weighted average diluted shares for the three and nine months ended September 30, 2012 give effect to our reorganization from a New York limited company to a Delaware corporation and includes incremental shares for profit interest awards and preferred shares that are excluded from the weighted average shares.

Media Contacts

Public Relations Meagan Kirkpatrick Shutterstock, Inc. press@shutterstock.com	Investor Relations Denise Garcia ICR ir@shutterstock.com